News Release

Ashland provides update on fiscal 2022 third-quarter earnings and raises its financial outlook for fiscal year 2022; sets date for fiscal 2022 third-quarter earnings release

WILMINGTON, Del., July 18, 2022 – Ashland Global Holdings Inc. (NYSE: ASH) today provided an update for preliminary fiscal 2022 third-quarter financial results1 and raised its outlook for fiscal year 2022 results. Additional information regarding third-quarter fiscal 2022 earnings and full-year outlook will be shared during a conference call webcast with securities analysts on Wednesday, July 27, 2022.

Preliminary fiscal 2022 third-quarter financial results

Ashland’s financial results during the quarter reflected previously communicated key drivers:

o
Continued strong demand from resilient end-markets;
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Lower overall exposure to petrochemical-linked raw materials;
o
Disciplined pricing and product mix actions more than offset additional inflation in raw-material, freight and energy costs;
o
Consistent operating performance across the company’s global network of production facilities and research and development labs;
o
Strong financial results despite significant foreign currency headwinds resulting from the strengthening U.S. dollar.

Sales were approximately $644 million, up approximately 19 percent versus the prior-year period. Each of the company’s reportable segments reported double-digit sales growth compared to the prior year, driven by strong end-market demand, enhanced pricing and improved product mix. Foreign currency negatively impacted sales by approximately $26 million, or five percent.

Ashland expects income from continuing operations during the third fiscal quarter of approximately $51 million, or approximately $0.93 per diluted share. Adjusted earnings from continuing operations excluding intangibles amortization are expected to be approximately $104 million, or $1.89 per diluted share. Net income (including discontinued operations) is expected to be approximately $36 million.

Ashland’s Adjusted EBITDA is expected to be approximately $174 million, up approximately 35 percent versus prior year driven primarily by higher sales and expanded operating margins, partially offset by unfavorable foreign currency. Each of the company’s reportable segments delivered strong growth in Adjusted EBITDA compared to the prior-year period. Foreign currency negatively impacted Adjusted EBITDA by approximately $14 million, or 11 percent.

The company expects that free cash flow generation will be below prior year during the third fiscal quarter due primarily to an increase in working capital levels globally as previously communicated.

Fiscal year 2022 outlook

Based on current expectations and considering external uncertainties, Ashland now expects sales in the range of $2.35 billion to $2.40 billion for fiscal year 2022, an increase of approximately three percent when compared to previous expectations. This increased outlook assumes a headwind of approximately $30 million from negative foreign currency in the fiscal fourth quarter.

In addition, the company now expects Adjusted EBITDA to be in the range of $580 million to $590 million for fiscal year 2022, an increase of approximately four percent when compared to previous expectations. This increased outlook assumes a headwind of approximately $10 million from negative foreign currency in the fiscal fourth quarter.

“Ashland is focused on the visibility we have and the things we can control,” said Guillermo Novo, chair and chief executive officer, Ashland. “The war in Ukraine and its potential impact to the global economy, energy cost and availability in Europe impacting customer and supplier operations, the strengthening U.S. dollar, additional pandemic-related lockdowns, and continued cost-inflation pressures are the greatest areas of uncertainty currently. Our expectations regarding logistics and transportation remain pragmatic with little to no improvement expected during the fiscal year. Production levels across all of Ashland’s global manufacturing facilities remain strong as we work to meet customer demand as well as rebuild global inventories.”

“We are encouraged by the resilient demand in each of our segments and the operating discipline demonstrated by the entire company,” continued Novo. “The Ashland team is executing well on the aspects of the business that are within our control.”

“We expect underlying near-term demand to remain strong and continue to take actions to build inventories to mitigate supply-chain and shipping challenges,” continued Novo. “Pricing and mix-improvement actions should cover current cost inflation and we are ready to take further action to recover any additional cost inflation. While there continues to be a great deal of global uncertainty, due to the resilient nature of our portfolio and the end markets we serve and the disciplined pricing actions enacted by our teams, we now expect sales and Adjusted EBITDA for the full fiscal year to be greater than our previously communicated outlook. I look forward to discussing our fiscal-third quarter financial results and outlook on our upcoming earnings call and webcast,” concluded Novo.

The information in this release is preliminary, based upon information available at the time of this news release, and actual results may differ.

Conference Call Webcast

Ashland plans to issue its third-quarter earnings release at approximately 5 p.m. ET on Tuesday, July 26, 2022. The company’s live webcast with securities analysts will include an executive summary and detailed remarks. The live webcast will take place at 9 a.m. ET on Wednesday, July 27, 2022. Simultaneously, the company will post a slide presentation in the Investor Relations section of its website at http://investor.ashland.com.

Among those participating in the webcast presentation will be:

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Guillermo Novo, chair and chief executive officer;
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Kevin Willis, senior vice president and chief financial officer; and
o
Seth Mrozek, director, investor relations.

To access the call by phone, please go to this registration link and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The webcast and supporting materials will be accessible through the Investor Relations section of Ashland's website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available on the Ashland website for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, adjusted EBITDA provides Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income. The adjustments Ashland makes to derive the non-GAAP measure of adjusted EBITDA exclude items which may cause short-term fluctuations in net income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. Adjusted EBITDA provides disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes.

Key items, which are set forth on Table 2 accompanying this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income, which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland
Ashland (NYSE: ASH) is a global, consumer market-focused additives and specialty ingredients company that is responsibly solving for a better world. Through science and a conscious and proactive mindset for sustainability, we serve customers in pharmaceutical, personal care, architectural coatings, construction, energy, food, beverage, and nutraceuticals. At Ashland, we are approximately 3,800 passionate, tenacious solvers who thrive on developing practical, innovative, and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/sustainability to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition and expected effects of the COVID-19 pandemic on Ashland’s business, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and manage costs.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic, and the ongoing Ukraine and Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1 Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 1
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

Three months ended
June 30, 2022
Adjusted EBITDA - Ashland Global Holdings Inc.	Provisional Mid-point Estimates
Net income	$36
Income tax expense	1
Net interest and other expense	59
Depreciation and amortization	61
EBITDA	157
Loss from discontinued operations (net of taxes)	15
Net gain on acquisitions and divestitures	(35)
Operating key items (see Table 2) (a)	37
Adjusted EBITDA	$174

(a)	Operating key items on Table 2 include restructuring costs and environmental reserve adjustments.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 2
RECONCILIATION OF NON-GAAP DATA - ADJUSTED INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS
(In millions except per share data - preliminary and unaudited)
		Three months ended
		June 30, 2022
		Provisional Mid-point Estimates
	Income from continuing operations (as reported)	$51
	Key items, before tax:
	Restructuring costs (a)	1
	Environmental reserve adjustments (a)	36
	Net gain on acquisitions and divestitures	(35)
	Unrealized losses on securities	48
	Key items, before tax	50
	Tax effect of key items (b)	(16)
	Key items, after tax	34
	Tax specific key items:
	None	-
	Tax specific key items	-
	Total key items	34
	Adjusted income from continuing operations (non-GAAP)	$85
	Amortization expense adjustment (net of tax)	19
	Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$104

		Three months ended
		June 30, 2022
		Provisional Mid-point Estimates
	Diluted EPS from continuing operations (as reported)	$0.93
	Key items, before tax:
	Restructuring costs (a)	0.02
	Environmental reserve adjustments (a)	0.65
	Net gain on acquisitions and divestitures	(0.63)
	Unrealized losses on securities	0.87
	Key items, before tax	0.91
	Tax effect of key items (b)	(0.29)
	Key items, after tax	0.62
	Tax specific key items:
	None	-
	Tax specific key items	-
	Total key items	0.62
	Adjusted diluted EPS from continuing operations (non-GAAP)	$1.55
	Amortization expense adjustment (net of tax)	0.34
	Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.89

(a)	Operating key items.
(b)	Represents the tax effect of the key items that are previously identified above.